Release:    Immediate    Sept. 7, 2017

Teamsters Canada–Train & Engine, CP agree on one-year renewal of existing agreement

Calgary, AB – Teamsters Canada Rail Conference – Train & Engine (TCRC-T&E) and Canadian Pacific (TSX:CP) (NYSE:CP) have agreed on a one-year renewal of the existing collective agreement. The agreement, which is subject to ratification, offers CP’s Canadian conductors and engineers a number of benefits and certainty over the next year, while protecting customers’ and future customers’ interests.

“I commend the TCRC-T&E leadership for their hard work on this and look forward to working with them over the next year to build the framework for a longer-term agreement based on trust and the best interests of our employees and all stakeholders,” said Keith Creel, CP President and Chief Executive Officer. “The renewal of the collective agreement for a one-year period is the best possible news for our hard working engineers and conductors, their families, our customers and shareholders, and the 9,000 other employees in our CP family.”

Earlier this summer, CP proposed to TCRC-T&E leadership a one-year renewal of the current agreement, which was set to expire December 31, 2017.

“We continue to work productively with all of our union partners to achieve long-term, innovative and sustainable agreements that balance the needs of CP’s business with the needs of our employees,” Creel said.

2017 has been a successful year for concluding new labour agreements. In April, CP and the United Steel Workers reached a new five-year agreement. Soo Line Railroad and Smart – TD, which represents conductors and trainmen, implemented an hourly agreement in the same month. In May, the Soo Line Railroad and American Train Dispatchers Association implemented a new six-year agreement. In July, CP and the Teamsters Canada Rail Conference Maintenance of Way Employees Division announced a five-year collective bargaining agreement. Also in July, CP came to a six-year agreement with the International Association of Machinists and Aerospace Workers. The company agreed on a six-year deal with the Transportation Communication Union – Soo Line – in August.

TCRC-T&E represents approximately 3,000 Canadian conductors and engineers at CP.
Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the ratification and anticipated future benefits and obligations under the agreement. This forward-looking information may also include, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes.  The foregoing list of factors is not exhaustive.
These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca